UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2012

Eastman Kodak Company

(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street, Rochester, New York		14650
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 724-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on January 19, 2012, Eastman Kodak Company (the “Company”) and its U.S. domestic subsidiaries filed voluntary petitions for relief (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) case number 12-10202.

In connection with the Bankruptcy Filing, on January 20, 2012, the Company and Kodak Canada Inc. (the “Canadian Borrower” and, together with the Company, the “Borrowers”) entered into a Debtor-in-Possession Revolving Credit Agreement (the “DIP Credit Agreement”) with certain subsidiaries of the Company and the Canadian Borrower signatory thereto (“Subsidiary Guarantors”), the lenders signatory thereto (the “Lenders”), Citigroup Global Markets Inc., as sole lead arranger and bookrunner, and Citicorp North America, Inc., as syndication agent, administration agent and collateral agent (the “Agent”). Pursuant to the terms of the DIP Credit Agreement, the Lenders agreed to lend in an aggregate principal amount of up to $950,000,000, consisting of an up to $250,000,000 senior secured asset-based revolving credit facility and an up to $700,000,000 senior secured term loan facility (collectively, the “Loans”). A portion of the revolving credit facility will be available to the Canadian Borrower and may be borrowed in Canadian Dollars. The DIP Credit Agreement remains subject to issuance of a final order by the Bankruptcy Court.

The Company and each existing and future direct or indirect U.S. subsidiary of the Company (other than indirect U.S. subsidiaries held through foreign subsidiaries and certain immaterial subsidiaries (if any)) (the “U.S. Guarantors”) have agreed to provide unconditional guarantees of the obligations of the Borrowers under the DIP Credit Agreement. In addition, the U.S. Guarantors, the Canadian Borrower and each existing and future direct and indirect Canadian subsidiary of the Canadian Borrower (other than certain immaterial subsidiaries (if any)) (the “Canadian Guarantors” and, together with the U.S. Guarantors, the “Guarantors”) have agreed to provide unconditional guarantees of the obligations of the Canadian Borrower under the DIP Credit Agreement. Under the terms of the DIP Credit Agreement, the Company will have the option to have interest on the loans provided thereunder accrue at a base rate or the then applicable LIBOR Rate (subject to certain adjustments and, in the case of the term loan facility, a floor of 1.50%), plus a margin, (x) in the case of the revolving loan facility, of 2.25% or 3.25%, respectively, and (y) in the case of the term loan facility, of 7.50% and 8.50%, respectively. The obligations of the Borrowers and the Guarantors under the DIP Credit Agreement are secured by a first-priority security interest in and lien upon all of the existing and after-acquired personal property of the Company and the U.S. Guarantors, including pledges of all stock or other equity interest in direct subsidiaries owned by the Company or the U.S. Guarantors (but only up to 65% of the voting stock of each direct foreign subsidiary owned by the Company or any U.S. Guarantor in the case of pledges securing the Company’s and the U.S. Guarantors’ obligations under the DIP Credit Agreement). Assets of the type described in the preceding sentence of the Canadian Borrower or any Canadian subsidiary of the Canadian Borrower are similarly pledged to secure the obligations of the Canadian Borrower and Canadian Guarantor under the DIP Credit Agreement. The security and pledges are subject to certain exceptions.

The DIP Credit Agreement limits, among other things, the Borrowers’ and the Subsidiary Guarantors’ ability to (i) incur indebtedness, (ii) incur or create liens, (iii) dispose of assets, (iv) prepay subordinated indebtedness and make other restricted payments, (v) enter into sale and leaseback transactions and (vi) modify the terms of any organizational documents and certain material contracts of the Borrowers and the Subsidiary Guarantors. In addition to standard obligations, the DIP Credit Agreement provides for (x) a periodic delivery by the Company of various financial statements set forth in the DIP Credit Agreement and (y) specific milestones that the Company must achieve by specific target dates. In addition, the Company and its subsidiaries are required not to permit consolidated adjusted EBITDA to be less than a specified level for certain periods, with the specified levels ranging from $(105,000,000) to $175,000,000 depending on the applicable period. The Company and its subsidiaries must also maintain minimum US Liquidity (as defined in the DIP Credit Agreement) ranging from $100,000,000 to $250,000,000 depending on the applicable period.

The Borrowers drew approximately $400 million in term loans under the DIP Credit Agreement on January 20, 2012 and issued approximately $102 million of letters of credit under the revolving credit facility. After the initial drawdown under the DIP Credit Agreement and based on the current borrowing base calculation, as of January 20, 2012, the Borrowers have approximately $98 million available under the revolving credit facility and $300 million committed under the term loan facility. Availability under the DIP Credit Agreement may be further subject to borrowing base availability, reserves and other limitations, and in the case of the additional term loans the entry of a final order by the Bankruptcy Court approving incurrence of the additional term loans.

The Company paid to the Agent arrangement and incentive fees and a customary agency administration fee in connection with the DIP Credit Agreement and will pay to the Lenders participation fees and an unused amount fee and commitment fee as set forth in the DIP Credit Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with entering into the DIP Credit Agreement described above, on January 20, 2012, the Company repaid all obligations (other than reimbursement obligations in respect of undrawn amounts, fees and interest in respect of certain letters of credit and secured agreements that remain outstanding) and terminated all commitments under the Second Amended and Restated Credit Agreement (the “Prior Credit Agreement”), dated as of April 26, 2011, by and among the Company, the Canadian Borrower, the subsidiary guarantors parties thereto, the lenders parties thereto, Bank of America, N.A., as administrative agent and co-collateral agent, Citicorp USA, Inc., as co-collateral agent, and the other arrangers, agents and bookrunners party thereto. In addition, the Company obtained the release of the liens granted to the agents for the benefit of the secured parties in connection with the Prior Credit Agreement.

This report on Form 8–K, including the exhibit attached hereto, includes “forward–looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward–looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or business trends, and other information that is not historical information. When used in this report on Form 8–K, including the exhibit attached hereto, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward–looking statements. All forward–looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10–K under Item 1A of Part 1, in the Company’s most recent quarterly report on Form 10–Q under Item 1A of Part II and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the ability of the Company to continue as a going concern, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the chapter 11 cases, the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases, Bankruptcy Court rulings in the chapter 11 cases and the outcome of the cases in general, the length of time the Company will operate under the chapter 11 cases, risks associated with third party motions in the chapter 11 cases, which may interfere with the Company’s ability to develop and consummate one or more plans of reorganization once such plans are developed, the potential adverse effects of the chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects, the ability to execute the Company’s business and restructuring plan, increased legal costs related to the Bankruptcy Filing and other litigation, our ability to raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan, the Company’s ability to generate or raise cash and maintain a cash balance sufficient to fund continued investments, capital needs, restructuring payments and service its debt; the Company’s ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, suppliers and service providers, to maintain product reliability and quality, to effectively anticipate technology trends and develop and market new products, to retain key executives, managers and employees, our ability to successfully license and enforce our intellectual property rights and the ability of the Company’s non-US subsidiaries to continue to operate their businesses in the normal course and without court supervision. There may be other factors that may cause the Company’s actual results to differ materially from the forward–looking statements. All forward–looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this report on Form 8–K, and the date of the exhibit attached hereto, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward–looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

Date: January 20, 2012

	By:	/s/ William G. Love
Treasurer

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